STATE of DELAWARE
                              CERTIFICATE of TRUST

     This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) and sets forth the following:

o    FIRST: The name of the trust is Federated Covered Call Treasury Fund
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o    SECOND: The name and address of the trustee or the Registered Agent is
     (circle which one applies as meeting the requirements of subsection 3807):
     The Trust will become, prior to the issuance of shares of beneficial
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     interest, a registered management investment company under the Investment
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     Company Act of 1940, as amended. Therefore, in accordance with Section
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     3807(b) of the Act, the Trust has and shall maintain in the State of
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     Delaware a registered office and a registered agent for service of process.
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(a)  REGISTERED OFFICE. The registered office of the Trust in Delaware is c/o
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     Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington,
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     Delaware 19808.
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(b)  REGISTERED AGENT. The registered agent for service of process on the Trust
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     in Delaware is Corporation Service Company, 2711 Centerville Road, Suite
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     400, Wilmington, Delaware 19808.
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o    THIRD: (Use this paragraph only if the company is to have a specific effective date: "This Certificate shall be effective N/A.)
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o    FOURTH: (Insert any other information the trustees determine to include therein.)

NONE
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     IN WITNESS WHEREOF, the Trustee named below does hereby execute this
Certificate of Trust as of the 2nd day of December, 2005.


                                        By: /s/ J. Christopher Donahue
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                                                    Trustee(s)

                                        Name: J. Christopher Donahue
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                                                 Typed or Printed